UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	October 31, 2011

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number,
including area code)	(808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01               Regulation FD Disclosure.

In connection with the Company’s normal monitoring of its assets, the Company has determined to reclassify approximately $1.0 billion of securities currently held in its Available for Sale (“AFS”) portfolio, to its Held to Maturity (“HTM”) portfolio.  This reclassification is expected to occur on November 1, 2011, and will change the allocation from 64% AFS and 36% HTM, to approximately 50% AFS and 50% HTM.  The types of securities subject to reclassification are Government National Mortgage Association (“GNMA”) securities.  The impact of this reclassification, if any, on the Company’s financial condition and results of operations will depend on interest rate environments and other factors which are not estimable at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011		BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary